UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2023

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road,
Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	PAG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to PTS Partnership Agreement.

On February 6, 2023, we, Penske Truck Leasing Corporation, PTL GP, LLC and MBK USA Commercial Vehicles Inc. (“Mitsui MBK”) amended the Seventh Amended and Restated Agreement of Limited Partnership of Penske Truck Leasing Co., L.P. (the “PTS Partnership Agreement”). Penske Transportation Solutions (“PTS”) is the universal brand name for Penske Truck Leasing Co., L.P.'s various business lines. We hold a 28.9% ownership interest in PTS, with the remaining 41.1% owned by subsidiaries of Penske Corporation and 30.0% owned by Mitsui MBK. The PTS Partnership Agreement was amended principally to augment PTS' governance to replace a six-member advisory committee with an eleven-member advisory board. We retain the right to appoint one advisory board member and appointed Robert H. Kurnick, Jr., our President. Lisa Davis, one of our directors, was also appointed to the expanded advisory board. The amendments also authorize the advisory board to appoint committees with such powers and authority of the advisory board granted to the committee by the advisory board. We are entitled to designate a non-voting observer to all committees as long as we retain the right to appoint an advisory board member.

The PTS Partnership Agreement continues to provide us with the right to pro rata quarterly distributions equal to at least 50% of PTS' consolidated net income, as well as specified minority rights which require our and/or Mitsui MBK's consent for certain actions taken by PTS as specified in the PTS Partnership Agreement. We may to transfer our directly owned interests in PTS with the unanimous consent of the other partners, or if we provide the remaining partners with a right of first offer to acquire our interests, except that we may transfer up to 9.02% of our interest to Penske Corporation without complying with the right of first offer to the remaining partners. We and Penske Corporation have previously agreed that (1) in the event of any transfer by Penske Corporation of their partnership interests to a third party, we will be entitled to “tag-along” by transferring a pro rata amount of our partnership interests on similar terms and conditions, and (2) Penske Corporation is entitled to a right of first refusal in the event of any transfer of our partnership interests, subject to the terms of the PTS Partnership Agreement. Additionally, PTS has agreed to indemnify the general partner for any actions in connection with managing PTS, except those taken in bad faith or in violation of the PTS Partnership Agreement.

The PTS Partnership Agreement allows Penske Corporation to give notice to require PTS to begin to effect an initial public offering of equity securities, subject to certain limitations, as soon as practicable after the first anniversary of the initial notice, and, beginning in 2025, we and Mitsui MBK continue to have a similar right to require PTS to begin an initial public offering of equity securities, subject to certain limitations, as soon as reasonably practicable.

The foregoing description of the PTS Partnership Agreement, as amended, is qualified in its entirety by reference to Amendment No. 1 to the PTS Partnership Agreement, a copy of which is filed as an exhibit and incorporated by reference herein, and the PTS Partnership Agreement, a copy of which is filed as exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2017 and is incorporated herein by reference.

Related Party Disclosure.

The following disclosure provides a brief description of certain related party arrangements between us, Mitsui, PTS and Penske Corporation. For additional disclosure, see the “Related Party Transactions” section of our proxy statement filed on March 18, 2022, which is incorporated herein by reference.

Stockholders Agreement. Entities affiliated with Roger Penske, our Chair of the Board and Chief Executive Officer, are parties to a stockholders agreement described below. Mr. Penske is also Chair of the Board and Chief Executive Officer of Penske Corporation, and, through entities affiliated with Penske Corporation, our largest stockholder. The parties to the stockholders agreement are Mitsui & Co., Ltd., Mitsui & Co, (USA), Inc. (collectively, “Mitsui”), Penske Corporation and Penske Automotive Holdings Corp. (collectively the “Penske companies”).

Pursuant to the stockholders agreement, which expires March 26, 2030, the Penske companies agreed to vote their shares for two directors who are representatives of Mitsui as long as Mitsui owns in excess of 20% of our outstanding common stock, and for one director as long as Mitsui owns in excess of 10% of our outstanding common stock. Mitsui agreed to vote its shares for up to fourteen directors voted for by the Penske companies. In addition, the Penske companies agreed that if they transfer any of our shares of common stock, Mitsui would be entitled to “tag along” by transferring a pro rata amount of its shares upon similar terms and conditions, subject to certain limitations. We and Mitsui have agreed that Mitsui has a right to (1) an observer at all of our Board of Directors meetings so long as Mitsui owns at least 2.5% of our outstanding common stock, and (2) designate a senior executive so long as Mitsui owns at least 10% of our outstanding common stock.

Registration Rights Agreements. Both the Penske companies and Mitsui possess registration rights pursuant to which they are able on two remaining occasions each to register all or part of our common stock held by them, subject to specified limitations. They are also entitled to request inclusion of all or any part of their common stock in any registration of securities by us on Forms S-1 or S-3 under the Securities Act of 1933, as amended.

Other Related Party Interests. Several of our directors and officers are affiliated with Penske Corporation or related entities. The Vice Chair of our Board of Directors, Greg Penske, is the son of our CEO, Roger S. Penske, and Greg Penske also serves as a director of Penske Corporation. Robert H. Kurnick, Jr., our President and a Director, is also the Vice Chair and a Director of Penske Corporation. Mr. Denker, our Executive Vice President – Human Resources is the President of Penske Corporation. Mr. Eisenson, one of our directors, is a director of Penske Corporation. These employees or directors may receive salary, bonus or other compensation from Penske Corporation or its affiliates unrelated to their service at Penske Automotive.

Penske Transportation Solutions. Certain rights and obligations set forth in the PTS Partnership Agreement, as amended, are disclosed above. Our Chair and Chief Executive Officer also serves as Chair of PTS, for which he is compensated by PTS. Our Australian subsidiary, Penske Transportation Group International owns a 28.33% interest in a joint venture with a PTS subsidiary to lease trucks in Australia and New Zealand. The joint venture combines our sales expertise in Australia with PTS' truck leasing experience. We continue to be party to a stockholder's agreement relating to this investment that provides us with specified distribution and governance rights and restricts our ability to transfer our interests.

We are party to a license agreement with an affiliate of Penske Corporation for a license of the “Penske Automotive” name. This agreement provides us with a perpetual license of the name “Penske Automotive” and related trade names so long as Penske Corporation and its affiliates own in excess of 20% of our outstanding common stock and we adhere to the other terms of the license agreement. From time to time, we enter into arrangements with PTS and/or other Penske Corporation affiliates and third-party vendors in order to achieve the benefits of scale or synergy opportunities as between the companies. These arrangements are reviewed by the Board in accordance with our written related party transaction policy. For example, we aggregate several Penske entities in connection with sourcing certain telecommunications services to achieve the benefits of scale.

On December 16, 2021, we entered into a Services Agreement with Mitsui under which Mitsui employee Kota Odagiri, one of our directors, assists us in strategic development of business opportunities and relationships in transportation related industries and the evaluation of new technologies in the automotive and trucking sectors.

Item 2.02 Results of Operations and Financial Condition.
On February 8, 2023, we issued a press release announcing our fourth quarter and full year 2022 financial results and other information. A copy of the press release is furnished as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.
The information set forth in Item 2.02 is incorporated into this Item 7.01 by reference.
Item 8.01 Other Events.
Investors and others should note that we announce material financial information using our company website (www.penskeautomotive.com), our investor relations website (investors.penskeautomotive.com), SEC filings, press releases, public conference calls, and webcasts. Information about Penske Automotive Group, Inc. ("Penske Automotive"), its business, and its results of operations may also be announced by posts on the following social media channels:

●    Penske Automotive's Twitter feed (www.twitter.com/penskecars)
●    Penske Automotive's Facebook page (www.facebook.com/penskecars)
●    Penske Automotive's Instagram page (www.instagram.com/penskecars)
●    Penske Automotive's Social website (www.penskesocial.com)

The information that we post on these social media channels could be deemed to be material information. As a result, we encourage investors, the media, and others interested in Penske Automotive to review the information that we post on these social media channels. These channels may be updated from time to time on Penske Automotive's investor relations website.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 1, dated February 6, 2023, to Seventh Amended and Restated Agreement of Limited Partnership of Penske Truck Leasing Co., L.P., dated September 8, 2017, by and among Penske Truck Leasing Corporation, PTL GP, LLC, MBK USA Commercial Vehicles Inc. and us.

99.1	Press Release.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

February 8, 2023	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President